FOR RELEASE
BroadVision Contact:
Andrew Hub
Investor Relations
650-331-1000
ir1@broadvision.com

BroadVision Announces Profitable Second Quarter 2008 Results

REDWOOD CITY, CALIF. — July 31, 2008 — BroadVision, Inc. (OTCBB: BVSN), a global provider of strategic e-business solutions, today reported financial results for its second quarter ended June 30, 2008.  Revenues for the second quarter were $8.0 million, compared with revenues of $10.0 million for the first quarter ended March 31, 2008 and $13.3 million for the comparable quarter of 2007.
License revenue for the second quarter of 2008 was $2.4 million versus $4.0 million in the prior quarter and $5.5 million in the comparable quarter of 2007.  The majority of the second quarter license revenue was generated from the Company’s core Business Agility Suite™, Commerce Agility Suite™ and eMerchandising™ solutions, from customers including PETCO, Oreck Corporation, BioRad Laboratories, Malayan Banking Berhad, Singapore and several other brand name global customers.

In the second quarter of 2008, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $1.4 million, or $0.01 per basic and diluted share, as compared with GAAP net income of $5.4 million, or $0.05 per basic and diluted share, for the first quarter of 2008 and GAAP net income of $8.4 million, or $0.08 per basic and diluted share, for the second quarter of 2007.
Non-GAAP measure net income for the second quarter of 2008 was $1.1 million, or $0.01 per basic and diluted share, compared with non-GAAP measure net income of $3.1 million, or $0.03 per basic and diluted share, in the first quarter of 2008 and non-GAAP measure net income of $5.9 million, or $0.06 per basic and $0.05 diluted share, in the second quarter of 2007.  These non-GAAP measure net income figures exclude restructuring charges, stock compensation expense under SFAS 123(R), and revaluation of warrant liabilities.  A reconciliation of these non-GAAP measure figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure net income figures provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.
As of June 30, 2008, the Company had $55.6 million of cash and cash equivalents, and $3.5 million time deposit classified as short-term investment.  The combined $59.1 million, previously classified all as cash, representing a $1.4 million, or 2%, increase over the March 31, 2008 balance of $57.7 million and a 9% increase from the balance as of the end of 2007 of $ 54.0 million. This increase is due primarily to positive cash flow generated from operations.

The Company will be participating at a number of key industry events around the world in the third quarter, including the Shop.org Annual Summit 2008, September 15-17, in Las Vegas to showcase eMerchandising and the Commerce Agility Suite; and the Asia Human Resource Expo, September 19-20, in Shanghai, China to officially introduce the CHRM™ solution to the broader Asia-Pacific HR community. The Company will also be giving a presentation at Convention e-Commerce Paris 2008, September 23-25. The presentation will include a testimonial from customer La Poste to highlight the BroadVision® Business Agility Suite 8.1 and eMerchandising.
“Leveraging new product footprints of the K2 e-business suites, eMerchandising, and CHRM, our mission this year is to transition our core business from an installed-base centric model to a more robust and balanced portfolio of incremental customers,” said Dr. Pehong Chen, President and CEO, BroadVision. “Given resource constraints and market conditions, this process is taking longer than anticipated, resulting in revenue declines during the first half of this year.  Despite this temporary setback, we continued to operate a profitable business model, generating positive cash flows with a strong balance sheet.  We firmly believe in our three-prong product strategy and the total value offered by our solutions, which has been solidified by positive market and customer feedback and the strengthening of our sales pipeline. We are optimistic about the opportunities going forward.”

Conference Call Information
BroadVision management will host a conference call today, Thursday July 31, 2008, at 2:00 p.m. PDT.  The conference call may be accessed by dialing: 1-866-551-1530, with pin code 6769093#. Callers outside the North America should call 1-212-401-6700 to be connected. A web replay will also be available following the call on the Company’s website until it releases its third quarter 2008 financial results.

About BroadVision
Driving innovation since 1993, BroadVision is a global provider of strategic, e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide.  Hundreds of organizations, serving over 50 million registered users — including Baker Hughes, BioRad Laboratories, Club Méditerranée, Fiat, Hilti, Iberia, ING Bank, PETCO, Prime Polymer, Verifone, Xerox and Malayan Banking Berhad, Singapore — rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650-331-1000, email ir1@broadvision.com or visit www.broadvision.com.
# # #
BroadVision, Business Agility Suite, Commerce Agility Suite, eMerchandising, and CHRM are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's continued execution in accordance with its strategic roadmap and transitioning its business model, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30	December 31
	2008	2007
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$ 59,092	$ 53,973
Other current assets	9,026	9,044
Total current assets	68,118	63,017

Goodwill	25,066	25,066
Other non-current assets	2,137	2,229

Total assets	$ 95,321	$ 90,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$ 20,221	$ 22,523
Other non-current liabilities	2,906	3,024
Total liabilities	23,127	25,547

Total stockholders’ equity	72,194	64,765

Total liabilities and stockholders’ equity	$ 95,321	$ 90,312

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

Revenues:
Software licenses	$2,448	$5,494	$6,425	$11,228
Services	5,582	7,774	11,635	14,785
Total revenues	8,030	13,268	18,060	26,013

Cost of revenues:
Cost of software licenses	6	22	13	34
Cost of services	2,155	2,215	4,408	4,608
Total cost of revenues	2,161	2,237	4,421	4,642

Gross profit	5,869	11,031	13,639	21,371

Operating expenses:
Research and development	2,309	2,483	4,646	5,138
Sales and marketing	1,961	1,781	3,846	3,850
General and administrative	1,603	1,479	3,301	2,546
Restructuring (credit) charge	(5)	306	(23)	584
Total operating expenses	5,868	6,049	11,770	12,118

Operating income	1	4,982	1,869	9,253
Other income (expense), net	1,438	3,688	5,214	(3,023)
Income before provision for income taxes	1,439	8,670	7,083	6,230
Provision for income taxes	(4)	(230)	(287)	(286)
Net income	$1,435	$8,440	$6,796	$5,944

Basic income per share	$0.01	$0.08	$0.06	$0.06
Diluted income per share	$0.01	$0.08	$0.06	$0.05

Shares used in computing:
Weighted average shares-basic	109,300	107,424	109,131	107,047
Weighted average shares-diluted	110,380	111,035	110,387	110,027

BROADVISION, INC. AND SUBSIDIARIES
NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2008	2008	2007	2008	2007
Revenues:
Software licenses	$2,448	$3,977	$5,494	$6,425	$11,228
Services	5,582	6,053	7,774	11,635	14,785
Total revenues	8,030	10,030	13,268	18,060	26,013
Cost of revenues:
Cost of software licenses	6	7	22	13	34
Cost of services	2,119	2,216	2,159	4,335	4,498
Total cost of revenues	2,125	2,223	2,181	4,348	4,532

Gross profit	5,905	7,807	11,087	13,712	21,481
Operating expenses:
Research and development	2,228	2,298	2,373	4,526	4,906
Sales and marketing	1,878	1,831	1,713	3,709	3,714
General and administrative	1,514	1,643	1,420	3,157	2,431
Total operating expenses	5,620	5,772	5,506	11,392	11,051
Non-GAAP measure operating income	285	2,035	5,581	2,320	10,430
Other income, net	813	1,322	584	2,135	1,215
Non-GAAP measure income before provision for income taxes	1,098	3,357	6,165	4,455	11,645
Provision for income taxes	(4)	(283)	(230)	(287)	(286)
Non-GAAP measure net income	$1,094	$3,074	$5,935	$4,168	$11,359

Basic non-GAAP measure net income per share	$0.01	$0.03	$0.06	$0.04	$0.11
Diluted non-GAAP measure net income per share	$0.01	$0.03	$0.05	$0.04	$0.10
Shares used in computing basic non-GAAP measure net income per share	109,300	108,961	107,424	109,131	107,047
Shares used in computing diluted non-GAAP measure net income per share	110,308	110,327	111,035	110,387	110,027

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
(unaudited; in thousands)

	Three Months Ended			Six Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2008	2008	2007	2008	2007

Net income, U.S. GAAP	$1,435	$5,361	$8,440	$6,796	$5,944
Non-GAAP measure adjustments:
Restructuring (credit) charge	(5)	(18)	306	(23)	584
SFAS 123R Expense [2]	289	185	293	474	593
Revaluation of warrants liabilities [1]	(625)	(2,454)	(3,104)	(3,079)	4,238
Non-GAAP measure net income	$1,094	$3,074	$5,935	$4,168	$11,359

[1] Included as a component of other income, net, for each period presented.
[2] Included as a component of cost of service and operating expense for each period presented.